                                                                EXHIBIT 10.22



ISSUE 2.




                                DIGITAL & GEOTEL

                               SOFTWARE AGREEMENT
                         INCORPORATING LICENSING RIGHTS
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                                    CONTENTS


                                                                            PAGE
                                                                             NOS
1.  Definitions                                                               3
2.  Term of Agreement                                                         5
3.  The Work                                                                  5
4.  Variations                                                                6
5.  The Price                                                                 6
6.  Delivery                                                                  7
7.  Receipt of the Software                                                   7
8.  Acceptance Tests                                                          7
9.  Software Licence Rights                                                   8
10. Indemnity - Virus Protection                                              9
11. Documentation                                                             9
12. Commercial Service                                                        9
13. Interface with other Equipment                                           10
14. Access, Assistance and Progress Reports                                  10
15. Mistakes in Information                                                  10
16. Digital and/or BT Supplied Items and Property                            11
17. Warranty                                                                 11
18. Title and Risk                                                           13
19. Information                                                              13
20. Confidentiality                                                          13
21. Intellectual Property                                                    14
22. Intellectual Property Rights Indemnification                             14
23. Escrow                                                                   15
24. Indemnity                                                                17
25. Limitation of Liability                                                  17
26. Insurance                                                                17
27. Termination                                                              18
28. Force Majeure                                                            19
29. Suspension of Work                                                       19
30. Working on Site                                                          19
31. Delivery and Removal of the Software and GeoTel's Equipment              21
32. Security                                                                 21
33. Quality                                                                  22
34. Compliance with Laws and Regulations                                     22
35. Assignment and Subcontracting                                            22
36. Contract Personnel                                                       22
37. Non-Nuclear use and Export Control                                       22
38. Notices                                                                  23
39. General                                                                  23
40. Publicity                                                                24
    APPENDICES
    Appendix 1. The Work and the Customer Specification Document             25
    Appendix 2. Digital Price List and Payment Terms                         26
    Appendix 3. The Project Plan                                             29
    Appendix 4. Support and Maintenance                                      30
    Appendix 5  Documentation                                                31
    Appendix 6  Potential Exclusivity Agreement in respect of GeoTel's
                Standard Products                                            32

                                       2
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                               SOFTWARE AGREEMENT
                         INCORPORATING LICENSING RIGHTS

AGREEMENT NUMBER: VL/14/11/96

THIS AGREEMENT, effective as at the Agreement Date is made between:

GeoTel Communications Corporation of 25 Porter Road, Littleton, MA 01460 ("GeoTel"); and Digital Equipment Co. Limited of Plumtree Court, London. EC4A 4HT ("Digital").

BACKGROUND

i) GeoTel is a company carrying out a range of activities relating to information technology including, but not limited to the development and licensing of computer software programs; and

ii) Digital, who also operates within the field of information technology and develops, uses, licenses and markets its own computer software programs (together with equipment), desires that GeoTel develops specific computer software programs for Digital pursuant to the requirements of the BT Contract utilising GeoTel's Standard Products; and

iii) GeoTel has agreed to develop and deliver to Digital the Software and grant appropriate licensing rights pursuant to the BT Contract in accordance with the terms and conditions of this Agreement.

         For the avoidance of any doubt, this Agreement shall become effective upon Digital issuing to GeoTel its Purchase Order(s) in accordance with the provisions of this Agreement.

NOW IT IS AGREED AS FOLLOWS:

1.       DEFINITIONS

         1.1      "Software" means collectively or individually:

                  i)       GeoTel's Standard Products; and

                  ii) the object computer programs and corresponding documentation, which is clarified in Appendix 5 ("the Documentation"), which are to be developed via modifications to GeoTel's Standard Products to support BT NUP and interconnection with the BT CTN specifically for Digital/BT pursuant to the BT Contract and provided by GeoTel under the terms of this Agreement ("the BT Specific Development")

                  all of which is as defined in and will comply with the details set out in the Customer Specification Document.

         1.2 "Customer Specification Document" means the proprietary specification in accordance with which GeoTel shall develop the Software and is as referenced in and attached at Appendix 1.

         1.3      "the Work" means all of GeoTel's activities as described in
                  Section 1 of Appendix 1 which result in the creation and completion of the Software.

         1.4 "Intellectual Property Rights" ("IPRs") means the copyright, patent, design right, trade secret, tradename or mark or such other rights.

         1.5 "the Storage Media" means the agreed media upon which GeoTel shall deliver the Software and Documentation, as detailed in the Customer Specification Document.


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         1.6      "the Object Code" means the machine readable code of the
                  Software which can be executed on Digital computer systems for which the Software has been designed.

         1.7 "Evaluation Software Licence" means that licence agreement which has been entered into between the parties dated 21 August 1996 and which continues for a period of 180 days from said date ("the Evaluation Period") at the expiry of which the Evaluation Software Licence becomes superseded by the terms and conditions of this Agreement except, for the avoidance of any doubt, payment in respect of the Evaluation Software Licence which shall be made under the terms and conditions of same and not under this Agreement.

         1.8 "Development Agreement" means that agreement, the final draft of which was dated 21 August 1996 against which GeoTel carried out the initial proof of concept development work ("the Initial Development Work") and which is superseded as at the Agreement Date by the terms and conditions of this Agreement except, for the avoidance of any doubt, payment in respect of the Initial Development Work which shall be made under the terms and conditions of same and not under this Agreement.

         1.9 "the Equipment" means that equipment and associated peripherals (in conjunction with which the Software is required to operate) to be delivered by Digital to BT under the BT Contract.

         1.10 "Ready for Service" means the ready for service date upon which the Software is ready for use by BT and is that date specified in the Project Plan.

         1.11 "Documentation" means the documentation to be provided hereunder pursuant to the Customer Specification Document to include, but not be limited to directions for and verifications of installation and use of the Software, reports and any other explanatory materials.

         1.12 "Revisions" mean all modifications, upgrades, enhancements and new versions of the Software which may be provided under this Agreement.

         1.13 "Variations" shall mean any variation to the Customer Specification Document or any other aspect of this Agreement communicated and agreed in writing between the parties pursuant to the provisions set out in the change control process defined Condition 4.1.

         1.14 "Acceptance" shall mean a written statement issued by Digital to GeoTel, (in accordance with acceptance criteria and an appropriate acceptance process to be agreed between the parties and BT and documented within the period set for such activities in the Project Plan) following acceptance testing by Digital confirming that the Software complies with the Customer Specification Document. The terms "Acceptance Tests" and "Accepted" shall have the corresponding meanings.

         1.15 "the Project Plan" shall mean the agreed timetable, (the key dates of which are detailed in Appendix 3, to which GeoTel shall perform its obligations under this Agreement subject always to Digital's performance of its non GeoTel dependent obligations and BT's performance of its obligations as contained in the BT Contract) and is that document as at the Agreement Date entitled "Project Telemarketing" dated: 4.10.96 version: 3.0 which may subsequently be revised by the mutual written consent of the parties.

         1.16 "the Review Process" shall mean any appropriate review process agreed in writing by the parties by which the Work may be measured by Digital on an on-going basis.

         1.17 "the Price" shall mean the USS payments to be received by GeoTel from Digital and is as detailed in Appendix 2.


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         1.18     "GeoTel's Standard Products" shall mean the C7 cards specified in the Development Agreement and those standard software products proprietary to GeoTel as specified in the Evaluation Software Licence and as may be enhanced by GeoTel pursuant to GeoTel's enhancement policy prior to Acceptance. For the avoidance of any doubt, details of such enchancements shall be advised to Digital and shall not prevent the Software performing in accordance with the Customer Specification Document

         1.19 "BT" means British Telecommunications plc of 81 Newgate Street, London EC2 with whom Digital shall contract pursuant to the BT Contract defined in Condition 3.7 below.

         1.20 "Contract Personnel" means those personnel whom GeoTel use for the performance of its duties under this Agreement, whether such personnel are employed by GeoTel, act as consultants to GeoTel or otherwise.

         1.21 "the Agreement Date" means that date upon which this Agreement becomes effective by its being signed by both parties and Digital's issuing to GeoTel of its Purchase Order(s).

         1.22 "Purchase Order(s)" means those Digital purchase order(s) to be issued by Digital under this Agreement.

         1.23 "Commercial Service" means that state of commercial service into which Digital requires the Software to be put due to any failure of the Software or any part thereof to pass the Acceptance Tests as set out in Conditions 8.5, 8.6 and 12 below and "Certificate of Commercial Service" shall have the corresponding meaning.

         1.24 "Information" means all information whether written or oral or any other form, including, but not limited to documentation, specifications, reports, data, notes, drawings, models, patterns, samples, software, computer outputs, designs, circuit diagrams, inventions, (whether patentable or not) and know how.


2.       TERM OF THIS AGREEMENT

         This Agreement shall commence upon the Agreement Date and shall continue, unless otherwise agreed in writing between the parties to ensure the simultaneous termination of the BT Contract and this Agreement, for a period of 24 months (with the option to extend annually at Digital's discretion for a further 36 months) unless terminated by either party in accordance with Condition 27.


3.       THE WORK

         3.1 GeoTel agrees to develop, supply, license the Software to Digital and carry out other related activities in accordance with the terms and conditions of this Agreement.

         3.2 GeoTel agrees to complete the Work in accordance with the key dates which are detailed in Appendix, to which GeoTel shall perform its obligations under this Agreement subject always to Digital's performance of its non-GeoTel dependent obligations and BT's performance of its obligations as contained in the BT Contract.

         3.3 The Work shall be monitored by Digital in accordance with the Review Process. GeoTel agrees to follow the Review Process and co-operate with Digital in its monitoring of the Work.

         3.4 The Software and Storage Media will be delivered to Digital at the Digital site as referenced in the Project Plan in object code together with its appropriate Documentation.


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         3.5      It is acknowledged and agreed between the parties that support and maintenance in respect of the Work and the resultant Software is, at the date of signing this Agreement, yet to be agreed between the parties.

                  Within 60 days of the Agreement Date, the parties shall have agreed the terms and conditions in respect of such support and the same shall be attached at Appendix 4.

         3.6 GeoTel shall provide monthly reports to Digital detailing progress made against milestones indicated in the Project Plan one week prior to progress meetings. GeoTel shall provide suitable representation at these meetings. Such meetings shall be held via conference call or other appropriate and economical means

         3.7 In accordance with and subject to Condition 9 below, GeoTel hereby grants to Digital an irrevocable, royalty free license to use the Software and Documentation solely for the purposes of performing Digital's obligations (including but not limited to those relating to the granting of sub-licences to BT and its obligations in respect of support and warranty) under its contracts(s) with BT pursuant to BT's project known as "Signalling Requirement for Telemarketing Near Real Time Control and Reports Platform ("the BT Contract") as set out in the Project Plan.

         3.8 The licence as referenced in Condition 3.7 above shall commence upon the date appropriate for such commencement as set out in the Project Plan and shall continue for a period appropriate to the performance of Digital's obligations under the BT Contract. At the end of said period the Software shall be returned to GeoTel.

         3.9      Pursuant to the licensing arrangements set out in Condition
                  3.7 above, Digital agrees that the Software shall not be decompiled, reverse engineered, disassembled, analysed or otherwise examined for the purpose of reverse engineering, except and solely in so far as such activities are permitted pursuant to Condition 50B of the Copyright Designs and Patents Act 1998.


4.       VARIATIONS

         4.1 Either party shall have the right from time to time during the performance of this Agreement by written request and by mutual agreement, in accordance with and subject to the change control process included in the quality plan referred in Condition 33 below ("the Change Control Process") to alter, amend, add to or otherwise vary any aspect of this Agreement.

         4.2 The Price shall be increased or decreased subject to and in accordance with the Change Control Process and dependent contractual timescales shall be adjusted by a fair and reasonable amount.

         4.3 No variation shall be carried out under unless it is authorised and processed in accordance with the Change Control Process and notified in writing by Digital as an amendment to this Agreement.

         4.4 Any variation carried out other than in accordance with this Condition 4 shall be the sole responsibility of GeoTel and no change in the Price and/or no extension of timescales shall be allowed.

5.       THE PRICE

         Subject to GeoTel's performance of all of its duties and obligations under this Agreement, Digital shall pay GeoTel subject to and in accordance with Appendix 2.


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6.       DELIVERY

         6.1 GeoTel shall develop and provide the Software in accordance with the key dates as defined in Appendix .3. If no time is so specified, GeoTel shall develop and provide the Software in accordance with such timescales as the parties may agree in writing.

         6.2 GeoTel shall not, without the prior permission of Digital, deliver any part order (by quantity or by item). In the event that the Software is not available for delivery at the due time, GeoTel shall (without prejudice to Digital's rights under this Agreement) immediately inform Digital by telephone or facsimile and confirm such communication by post


7.       RECEIPT OF THE SOFTWARE

         7.1 Initial receipt of the Software at the delivery point may be signed for as unexamined and this shall not affect Digital's rights subsequently to reject the Software. Where subsequent checking shows a deficiency in the quantity of Software items delivered, GeoTel shall make good the deficiency within 14 days of notice from Digital of the deficiency.


8.       ACCEPTANCE TESTS

         8.1 Digital and GeoTel shall agree a series of Acceptance Tests which shall take place at appropriate stages within the Project as indicated in the Project Plan.

         8.2 When the Acceptance Tests have been passed in accordance with this Agreement, Digital shall issue a dated certificate of Acceptance to GeoTel.

         8.3 Where the Software consists of sections or portions, the Acceptance procedures outlined above shall be repeated for each section or portion of the Software.

         8.4 If the Software or any relevant part of it fails to pass the Acceptance Tests, then GeoTel will either:

                  i) implement free of charge and within a reasonable time such alterations or modifications to the Software as are necessary to make possible the repetition of the Acceptance Tests; or

                  ii) upon the request of Digital and, with GeoTel's agreement, bring the Software into Commercial Service in accordance with Condition 12 below.

         8.5. If the Software fails to pass any repetition of the Acceptance Tests then, Digital at its option, may:

                  i) request GeoTel to implement free of charge, and within a reasonable time, such alterations or modifications to the Software as are necessary to make possible the repetition of the Acceptance Tests; or

                  ii)      bring the Work into Commercial Service; or

                  iii)     terminate future performance of this Agreement.

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
9.   SOFTWARE LICENCE RIGHTS

     9.1  GeoTel hereby grants to Digital:

          i) where GeoTel shall have failed or been unable to meet Digital and/or BT's reasonable requirements for new facilities and features or shall have ceased to support the Software as provided for in this Agreement; and,

          ii) an exclusive, irrevocable, royalty free licence to use and copy the BT Specific Development as defined in 1.1 and corresponding Documentation and grant sub licences to BT in respect of the same; and

          iii) a non exclusive, irrevocable, royalty free licence to use and copy GeoTel's Standard Products and corresponding Documentation and grant sub-licences to BT in respect of the same; and

               for the purposes of Digital's performance of the BT Contract anywhere in the United Kingdom. Such rights shall include the right, under the Condition entitled "Intellectual Property Rights, in order to:

               a) Use and copy for the purposes of operating or maintaining the BT Network anywhere in the United Kingdom, including training purposes, and the making of copies for back-up and maintenance purposes; and

               b) Modify or have modified the Software under the Condition relating to Confidentiality, in the following circumstances:

          iv) with the written consent of GeoTel, to allow integration with Digital and/or BT support systems; and

          v) to meet Digital and/or BT urgent operational requirements where GeoTel is unable or fails to meet those operational requirements; and (after proper consultation with GeoTel and with GeoTel's written permission, where GeoTel shall have failed or been unable to meet Digital and/or BT's reasonable requirements for new features and facilities or shall have ceased to support the Software as provided for in this Agreement:

               a)   enhance or have enhanced the Software; and

               b) merge or have merged Digital and/or BT data with any Software; and,

               c) supply the Software or copies of the Software to third parties under Conditions of Confidentiality for the purposes of modification or enhancement or merger of the Software as provided for above; and,

               e) supply the Software or copies of the Software to third parties under Conditions of Confidentiality for the purpose of the design and supply to Digital and/or BT of systems interoperable with the Equipment or Software which are necessary for enabling such design and supply.

     9.2 The sub licensing rights mentioned above shall always be subject to the entering into of appropriate licenses containing no less stringent licensing terms and conditions to those as set out in this Agreement.

     9.3 Without prejudice to any other obligations of GeoTel under this Agreement, GeoTel undertakes to obtain for Digital and/or BT an irrevocable, royalty free licence upon the same terms from any third party owning Intellectual Property Rights in the Software.


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     9.4  Without prejudice to Digital's rights granted hereunder and always subject to and in accordance with the terms and conditions of this Agreement, for the purposes of Section 117 of the Copyright Act of 1976, as amended, and for all other purposes GeoTel shall be considered the owner of the Software and any copies thereof and of its Intellectual Property Rights. Physical copies of the Software, in firmware, diskette, tape, paper, or other form shall be deemed to be in loan to Digital and/or BT during the term of the licence and rights as set out in this Agreement.

     9.5 The provisions of this Condition 9 shall survive the expiry or termination of this Agreement except in the event of termination due to Digital's breach of this Agreement.

10.  INDEMNITY - VIRUS PROTECTION

     10.1 Each party shall take reasonable care to avoid the introduction of any computer virus or malicious code in any Software that either party supplies to the other or uses in the performance of the Work. If any computer virus or malicious code is introduced into Digital or BT's systems and/or network by GeoTel as a result of GeoTel's failure to comply with this condition (including, but not limited to not using any state of the art virus checker), then GeoTel shall, at its own expense, use all reasonable endeavours to remove or, at its option, counteract the virus or malicious code and restore such systems to the state they were in prior to the introduction of the virus or malicious code. GeoTel shall ensure, where possible, to keep adequate back-up copies of all data, software and other materials and will take all reasonable precautions to counteract the spread of any virus or malicious code which has been introduced.

11.  DOCUMENTATION

     11.1 GeoTel shall, in consideration of the amount specified in Appendix 2 in respect of Documentation, prepare and supply to Digital all installation guides and maintenance guides associated with the Software and all other documentation (including without limitation software documentation) necessary to use and maintain the Software and to meet the requirements of this Agreement. The Documentation is listed in the Customer Specification Document. GeoTel hereby grants to Digital, BT and BT's customers the right to copy the Documentation and make free use of the same for any reasonable purpose connected with the sale, use or maintenance of the Software. Digital and/or BT proprietary software documentation shall not be copied by GeoTel without prior written authorisation from Digital.

12.  COMMERCIAL SERVICE

     12.1 Where Digital wishes to put the Software (or any portion thereof) into Commercial Service in accordance with Conditions 8.5 and 8.6 above in the event that the Software or any relevant part of it fails to pass the Acceptance Tests, Digital will issue a Certificate of Commercial Service. Such Certificate will detail all outstanding items and deficiencies to be made good by GeoTel, as are known to Digital at the date of issue of such Certificate.


     12.2 Digital and GeoTel shall agree (by reference to prices stated in this Agreement) an appropriate payment to be made to GeoTel. Such payment shall relate to the proportion of the Software to be put into Commercial Service and shall not in any event exceed *% of the payment due for the Software (or portion thereof) to be put into Commercial Service.


     12.3 The warranty arrangements detailed in this Agreement shall apply to any Software put into Commercial Service from the date that such Commercial Service begins. However, such


* Confidential Information omitted and filed separately with the Commission.

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          arrangements shall be extended (free of additional charge to Digital)
          for a period equal to that between the formal entry into Commercial Service date and the Acceptance date by up to a maximum of 3 months.

     12.4 GeoTel shall carry the risk in respect of any Software put into Commercial Service (and for which title is still vested in GeoTel) until such Software is Accepted by Digital. However, where Digital puts the Software into Commercial Service prior to Acceptance against the advice of GeoTel, then use of such Work shall be at Digital's sole risk.

     12.5 Digital and GeoTel shall agree mutually convenient times during which GeoTel may be allowed access to the Software in Commercial Service for the purposes of facilitating Acceptance by Digital of the Software in Commercial Service. Such activities will be performed at no additional expense to Digital.

     12.6 When the deficiencies detailed in the Certificate of Commercial Service have been remedied and the Software (or portion thereof) has passed the agreed Acceptance Test(s), Digital will issue a certificate of Acceptance.

     12.7 Digital and GeoTel anticipate that for the 12 months subsequent to acceptance of the product or initial placement into commercial service, the licenses granted under this agreement will be deployed in customer applications at rate of two (2) licenses per month. Digital may accelerate this deployment rate at any time.

13.  INTERFACE WITH OTHER EQUIPMENT

     13.1 GeoTel shall ensure the successful interworking of the Software in or with the BT Network existing at the date of BT's use of the Software pursuant to the BT Contract and that the Software does not impair or degrade the performance or operation of the BT Network or any other telecommunications network.

     13.2 GeoTel shall supply within two months of any request, at its own reasonable cost such information as Digital or GeoTel may reasonably require to enable Digital to interface and fully interwork Software with the BT Network or any other telecommunications network.

14.  ACCESS, ASSISTANCE AND PROGRESS REPORTS

     14.1 GeoTel shall:

          a) ensure that Digital (or any person authorised by Digital) shall have access.. upon reasonable notice, at all reasonable times to the premises of GeoTel, and those of any sub contractor, as Digital may require to assess the progress of this Agreement; and

          b) render such reports to Digital on the performance of this Agreement, and attend such meetings, as may be reasonably required by Digital; and nominate a suitable representative to attend all such meetings.

          c) The representative shall be fully conversant at all times with the performance of this Agreement.

15.  MISTAKES IN INFORMATION

     15.1 GeoTel shall inform Digital in writing of any mistakes in design information within a reasonable time of receipt.


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     15.2 Any mistakes in Information owned or controlled by GeoTel and in any
          Information relating to GeoTel's Intellectual Property Rights shall be GeoTel's responsibility to remedy at its cost whether such Information has been approved by Digital or not. Where any such remedial work is undertaken by Digital after proper consultation with GeoTel, GeoTel shall bear all costs.

16.  DIGITAL AND/OR BT SUPPLIED ITEMS AND PROPERTY

     16.1 Any and all items supplied by either Digital and/or BT ("the Digital and/or BT Supplied Items") shall remain the property of Digital and/or BT, as appropriate. GeoTel shall return them to Digital and/or BT upon completion or termination of this Agreement or earlier upon reasonable request. GeoTel shall keep the Digital and/or BT Supplied Items and (before their delivery to Digital and/or BT) any items or things that are or have become Digital's and/or BT Property ("Digital and/or BT Property"), in safe custody and good condition, set aside and clearly marked as Digital and/or BT Property.

     16.2 Upon receipt of the Digital and/or BT Supplied Items, GeoTel shall satisfy itself that they are not defective or deficient for the purpose for which they are being provided, and within 14 days of receipt shall notify Digital of any defects or deficiencies.

     16.3 GeoTel shall not, without the prior written consent of Digital, use the Digital and/or BT Supplied Items for any purpose other than is necessary for the performance of this Agreement or allow any other party to use, take possession of, or have any rights or lien over the Digital and/or BT Supplied Items or Digital and/or BT Property.

     16.4 Without limiting the generality of GeoTel's obligations, GeoTel shall not have, and shall ensure that Contract Personnel shall not have, a lien on the Digital and/or BT Supplied Items or Digital and/or BT Property for any sum due. GeoTel shall take all reasonable steps to ensure the title of Digital and/or BT and the exclusion of such lien are brought to the notice of all Contract Personnel dealing with any Digital and/or BT Supplied Items or Digital and/or BT Property.

     16.5 In the event of any threatened seizure of any Digital and/or BT Supplied Items or Digital and/or BT Property or in the event of GeoTel (or any Contract Personnel in possession of such Digital and/or BT Supplied Items or Property) going into receivership, administration or liquidation (or the equivalent of any of these) GeoTel shall:

          a)   notify Digital immediately; and,

          b) draw to the attention of the relevant official that Digital and/or BT Supplied Items and Digital and/or BT Property are the Property of Digital and/or BT and do not form part of GeoTel's assets; and,

          c) allow Digital and/or BT to enter GeoTel's premises or those of any Contract Personnel where Digital and/or BT Supplied Items or Digital and/or BT Property are stored and take possession of them.

17.  WARRANTY

     17.1 GeoTel agrees that it fully understands the nature of the Work and that it has satisfied itself as to the relevance and content of the Customer Specification Document. Accordingly, GeoTel confirms that it has the capacity to complete the Work and deliver the Software and Documentation in accordance with this Agreement.


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     17.2 GeoTel agrees that GeoTel are the sole legal and beneficial owner of the Software and Documentation and that the same are free and clear of all liens and encumbrances and free and clear from all claims and demands of third parties.

     17.3 GeoTel agrees that the Software and Intellectual Property Rights (or any part thereof) shall not infringe or violate any United States of America and/or United Kingdom patent, copyright, trademark, trade secret or other right of any third party. GeoTel shall give Digital immediate written notice if it becomes aware of any alleged infringement or violation and shall indemnify Digital and Digital in accordance with Condition 22 below.

     17.4 GeoTel warrants that the Software shall conform and perform in accordance with the Customer Specification Document and shall at its own cost promptly remedy (by repair, replacement or modification, at Digital's option), any defects in the Software notified by Digital and which become apparent during the period commencing at Acceptance or Commercial Service (as appropriate) and expiring 12 months thereafter ("Warranty Period"), due to:

          i)   defective workmanship; or,

          ii) faulty design, (other than a design made or furnished or specified by Digital and for which GeoTel has previously disclaimed responsibility in writing within a reasonable time of receipt of design); or,

          iii) defective material supplied by GeoTel; or,

          iv)  any act, neglect or omission by GeoTel or Contract Personnel.

     17.5 GeoTel shall:

          i) ensure that any remedied part of the Software is compatible with all of the Software and

          ii) complete the remedy to the satisfaction of Digital within the timescales set out in this Agreement; and

          iii) ensure that defective Software is not remedied on Digital and/or BT premises without Digital's consent, unless, for operational or technical reasons they can only be removed or replaced with difficulty; and cause the minimum of disruption to Digital and/or BT and said parties' customers in effecting any remedy. The time at which any remedy is to be effected shall be agreed with Digital and Digital may at its discretion direct GeoTel to work outside normal working hours at no cost to Digital.

     17.6 The unexpired period of the Warranty Period or, if longer, a further Warranty Period of 90 days, and the provisions of this Condition, shall apply to all repaired or replacement Software and parts. GeoTel shall, upon receipt of the Software returned under this Condition, immediately investigate the Software and take all necessary corrective action to prevent recurrence of the defects in any Software to be supplied under this Agreement.

     17.7 GeoTel warrants that the Software is where applicable, fully compatible (without modification, loss of performance, loss of use, or work or expense on the part of Digital and/or BT) with changes to inputs or other information in relation to the dates arising in the year 2000 and beyond and this warranty will remain effective after the end of this Agreement.

     17.8 For the avoidance of any doubt, it is agreed that support and maintenance shall commence from Acceptance or Commercial Service, as appropriate and shall be provided in addition to the warranty arrangements set out in this Condition 17 and that the fee for such support and maintenance is included in the Price.

18.  TITLE AND RISK

     18.1 For the avoidance of any doubt, no title shall pass to Digital and/or BT under this Agreement except that title in the C7 cards (as defined in the Customer Specification Document) shall pass to Digital upon payment therefor.

     18.2 The risk of loss of or damage to the Software shall pass to Digital upon delivery.

19.  INFORMATION

     19.1 Either party that has during the term of this Agreement received Information in a recorded form from the other (or has recorded received Information) shall return these records upon:

          a)   expiry or termination of this Agreement; or

          b)   earlier upon reasonable request:

          unless such records are part of the Software.

     19.2 Except as expressly set out in this Agreement, no assignment of or licence under any Intellectual Property Right or trade mark or service mark (whether registered or not) is granted by this Agreement.

20.  CONFIDENTIALITY

     20.1 A party to this Agreement receiving Information ("the Recipient") from the other shall not, without the prior written consent of the other:

          i) disclose the Information to any person other than the Recipient's employees or a sub-contractor engaged for the purposes of this Agreement; or

          ii) use the Information other than for the purposes of this Agreement.

     20.2 Condition 20.1 of this Condition shall not apply to Information that is:

          i) published or becomes so otherwise than by breach of this Agreement;

          ii) lawfully known to the Recipient at the time of disclosure and is not subject to any obligations of confidentiality;

          iii) lawfully disclosed to the Recipient without any obligations of confidentiality by a third party; or

          iv) replicated by development independently carried out by or for the Recipient.

     20.3 For the avoidance of doubt, it is agreed that this Condition 20 shall also apply to

          GeoTel's (and any sub-contractor of GeoTel) disclosure and use of Information relating to Digital and/or BT's Intellectual Property Rights which is owned or controlled by Digital.

     20.4 GeoTel shall ensure that each sub-contractor engaged for the purpose of this Agreement is bound by similar confidentiality terms to those in this Condition.

     20.5 Nothing in this Agreement shall prevent the Recipient from utilising general skill or knowledge or experience gained from work carried out under this Agreement insofar as such skill, knowledge or experience does not infringe the other party's Intellectual Property Rights or would involve a direct disclosure or unauthorised use of Information which the Recipient is required under this Agreement to keep confidential.

     20.6 This Condition shall survive the expiry or termination of this Agreement.

21.  INTELLECTUAL PROPERTY

     21.1 Due to GeoTel developing the Software (which is a Digital/BT specific requirement) to be incorporated within GeoTel's Standard Products for sub licensing to BT under the terms of this Agreement, the following specific Condition 21.1. i) shall apply to the Software in addition to Conditions 21.2 - 21.4 below:

          i) The IPRs relating to all parts of the Software shall reside with GeoTel and its licensor(s), as appropriate and Digital are granted rights for the use and copying of the Software in accordance with the terms and conditions of this Agreement.

     21.2 The Intellectual Property Rights in any work and software additional to the Work and the Software shall be agreed between the parties pursuant to the Change Control Process.

     21.3 To the extent necessary for Digital's use (including any agreed further development) of the Software and the corresponding Intellectual Property Rights, Digital shall have the right (in addition to the rights set out in Conditions 3.7 and 3.8 above) to a non-exclusive irrevocable licence to GeoTel's Intellectual Property Rights. Such licence shall be granted subject to the payment of agreed amounts.

     21.4 In the event that GeoTel wishes to license its Intellectual Property Rights under Condition 21.3 on royalty bearing terms, it shall appropriately mark the deliverables hereunder or submit a written notice to Digital indicating that use of the Software requires a licence in respect of GeoTel's Intellectual Property Rights.

22.  INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

     22.1 GeoTel indemnifies Digital against all actions, claims, proceedings, damages, costs and expenses arising from any actual or alleged infringement occurring in the United Kingdom and/or the United States of America of GeoTel's Intellectual Property Rights whether created under this Agreement or otherwise or breach of confidentiality by the possession or use of the Software (or any part thereof) or GeoTel's Intellectual Property Rights whether created under this Agreement or otherwise or any other deliverable under this Agreement.

     22.2 Digital shall notify GeoTel in writing of any such allegation received by Digital and shall not make any admissions unless GeoTel gives prior written consent.

     22.3 At GeoTel's request and expense, Digital shall permit GeoTel to conduct all negotiations and litigation. Digital shall give all reasonable assistance and GeoTel shall pay Digital's costs and expenses so incurred.

     22.4 GeoTel may (at GeoTel's option and at its expense) modify or replace the Software to avoid any alleged or actual infringement or breach. The modification or replacement must not affect the performance of the Software.

     22.5 This indemnity shall not apply to infringement or breaches arising directly from:

          i) compliance with the design information where such compliance inevitably results in the infringement. This exception does not apply to infringement resulting from a BT requirement that the Software comply with a national or international standard; or

          ii) the combination of the Software with other items not supplied under this Agreement or the BT Contract.

     22.6 Without prejudice to Condition 22.5.i) above, Digital warrants that compliance with the design information for the purposes of the provision of the Software to Digital and/or BT will not cause infringement or breach.

     22.7 This Condition 22 shall survive the expiry or termination of this Agreement.

23.  ESCROW

     23.1.GeoTel shall not incorporate Information which is owned or controlled by a third party into the Software if such Information could be necessary for the maintenance or support of the Software unless GeoTel shall have secured:

          i) in the case of Information necessary for the maintenance or support of the Software, the right to put the Information into escrow to the benefit of Digital;

          iv)  or the prior written consent of Digital.

     23.2 In addition to Condition 23.1 above, the Software (and all Revisions thereto) shall be put into an appropriate escrow deposit in the United Kingdom in accordance with this Condition. GeoTel shall if required by Digital, enter into an agreement upon mutually fair and reasonable terms and conditions for the deposit and maintenance of Documentation and the source code version of the Software and information relating thereto ("the Escrow Items"). The Escrow Items shall be released by the escrow agent to Digital and/or BT in the event that has not been satisfactorily remedied within a 30-day period by:

          i) Source Code Escrow. Within 10 business days of the successful acceptance by Digital as defined in paragraph 8 GeoTel agrees to deposit the Escrow Items into escrow with a mutually agreed upon escrow agent. This Escrow Agreement requires GeoTel to, and GeoTel will, deposit updates to such deposited material upon delivery of updates and upgrades to Digital hereunder. Evidence of each deposit will be provided annually to Digital. Additionally, such Escrow Agreement will provide for the release of such Escrow Items in the event (each, a "Release Condition")
               GeoTel:

               a) ceases to be engaged in normal business operations for period of thirty (30) days;

               b) becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceeding or petition for the benefit of creditors, or makes an assignment for the benefit of creditors, and such proceeding, petition or assignment is not dismissed or set aside within sixty (60) days after it was made;

               c)   *

     23.3 The information to be held in escrow in regard to Software shall include the following:

          i) Details of the programming language and version used (to include, but not be limited to any extensions employed;

          ii)  Details of the compiler used;

          iii) Full design documentation (this may be held on magnetic or similar media);

          iv)  A copy of the source code listing on magnetic or similar media;

          v) Any other documentation, records, methodologies, tools, procedures and processes which may be deemed necessary in order that Digital or an agent of Digital could support, maintain, and enhance the Software.

          This information shall be updated as necessary to incorporate changes resulting from defect fixes and enhancements. It shall be the responsibility of GeoTel to ensure the long term integrity and security of this information. Where information is held on magnetic or similar media, suitable hardware and if necessary software shall be maintained in escrow by GeoTel to enable its retrieval. In the event of the retrieval hardware/software becoming obsolete, it shall be the responsibility of GeoTel to transfer the escrowed information to a current system of storage.

     23.4 In respect of Software written by GeoTel or its associate companies and supplied to Digital under this Agreement, GeoTel shall either:

          i) offer to provide, on fair and reasonable terms, maintenance services for the Software in support of its use by Digital or

          ii) supply Digital, at the cost of collation, reproduction and dispatch, relevant source code for the relevant Software (or parts thereof) for which GeoTel is no longer willing to offer maintenance services solely for maintenance by or on behalf of Digital of the relevant Software.

     23.5 Fees and Expenses. The fees and expenses associated with the creation of the escrow and naming of Digital as a third party beneficiary will be borne by Digital.

     23.6 Rights Transferable. Digital shall be entitled to make BT a party to the Escrow Agreement provided for in this Article to the extent required by BT. Notwithstanding anything to the contrary herein, Digital may sublicense its rights to BT under the license described in this Software Agreement under substantially similar terms and conditions as are specified in the Software Agreement to the extent required by BT.


* Confidential Information omitted and filed separately with the Commission.

24.  INDEMNITY

     Without prejudice to any other rights or remedies available to Digital, GeoTel shall indemnify Digital against all loss of or damage to any Digital and/or BT property to the extent arising as a result of the negligence or wilful acts or omissions of GeoTel or Contract Personnel in relation to the performance of this Agreement; and all claims and proceedings, damages, costs and expenses arising or incurred in respect of:

     a) death or personal injury of any person in relation to the performance of this Agreement, except to the extent caused by Digital's negligence; or

     b) death or personal injury of any other person to the extent arising as a result of any defect in the Software or the negligence or wilful acts or omissions of GeoTel or Contract Personnel in relation to the performance of this Agreement; or

     c) loss of or damage to any property to the extent arising as a result of the negligence or wilful acts or omissions of GeoTel or Contract Personnel in relation to the performance of this Agreement.

25.  LIMITATION OF LIABILITY

     25.1 Subject to Paragraph 3 of this Condition, GeoTel shall not be liable to Digital and Digital shall not in any event be liable to GeoTel whether founded in contract, tort, (including negligence), for any breach of statutory duty or otherwise, or any damages resulting from loss of data or use, corruption of data, loss of profits, anticipated savings or business or for any indirect or consequential losses or damage.

     25.2 Subject to Paragraph 3 of this Condition, the liability of GeoTel to Digital under this Agreement shall not exceed $* per unrelated incident or in any event a total maximum of the amount paid to GeoTel under this Agreement exclusive of any amounts paid under Appendix 6.

     25.3 Paragraphs 1 and 2 of this Condition shall not apply to loss or damage arising out of or in connection with:

          i)   death or personal injury; or

          ii)  Digital's obligation to pay the Price.

26.  INSURANCE

     26.1 GeoTel shall at its own expense effect and maintain for this term of Agreement such insurances as required by any applicable law and as appropriate in respect of its obligations under this Agreement. Such insurances shall include third party liability insurance with an indemnity limit of not less than $2,000,000 for each and every claim. Digital insurance is limited to personal injury and damage to property.

     26.2 If GeoTel cannot provide evidence of such insurance to Digital on request, Digital may arrange such insurance and recover the cost from GeoTel.

     26.3 GeoTel shall notify Digital as soon as it is aware of any event occurring in relation to this Agreement which may give rise to an obligation to indemnify Digital under this Agreement, or to a claim under any insurance required by this Agreement.

     26.4 This Condition shall not be deemed to limit in any way GeoTel's liability under this Agreement.


* Confidential Information omitted and filed separately with the Commission.

27.    TERMINATION

     27.1 If either party commits a material breach or persistent breaches of this Agreement and, in the case of a breach which is capable of remedy, fails to remedy the breach within 30 days (or such longer period as the parties may agree in writing including as indicted by clauses in this Agreement) of written notice from the notifying party to do so, then the notifying party shall have the right:

          a) at any time to terminate this Agreement forthwith as a whole or in respect of any part of this Agreement to be performed; and

          b) to recover from the other party all losses and expenses incurred subject always to the Limitation of Liability Condition.

     27.2 Either party shall have the right at any time to terminate this Agreement forthwith and to recover from the other all losses and expenses incurred subject always to the Limitation of Liability Condition if the other party shall become insolvent or cease to trade or compound with its creditors; or a bankruptcy petition or order is presented or made against the other party; or where the other party is a partnership, against any one partner, or if a trustee in sequestration is appointed in respect of the assets of the other party or (where applicable) any one partner; or a receiver or an administrative receiver is appointed in respect of any of the other party's assets; or a petition for an administration order is presented or such an order is made in relation to the other party; or a resolution or petition or order to wind up the other party is passed or presented or made or a liquidator is appointed in respect of the other party (otherwise than for reconstruction or amalgamation).

     27.3 Digital may at any time on written notice terminate this Agreement forthwith. Where Digital terminates this Agreement under this paragraph 3 and does not have any other right to terminate this Agreement, the following shall apply:

          a) Digital shall subject to sub-paragraph (b) below, pay GeoTel such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments (and reasonable profit thereon) necessarily and solely incurred in properly performing this Agreement in relation to Applicable Software (as defined below) prior to termination.

          b) Digital shall not pay for any such costs or commitments that GeoTel is able to mitigate and shall only pay costs and commitments that Digital has validated to its reasonable satisfaction. Digital shall not be liable to pay for any Applicable Software that, at the date of termination, Digital is entitled to reject (including any Software for which Digital may have issued a Certificate of Commercial Service) or has already rejected. Digital's total liability under sub-paragraph (a) above shall not in any circumstances exceed the price that would have been payable by Digital for Applicable Software if this Agreement had not been terminated.

          c) In this paragraph 3, "Applicable Software" means Software in respect of which this Agreement has been terminated under this paragraph, which were ordered by Digital under this Agreement before the date of termination, and for which payment has not at that date become due from Digital.

          d) Sub-paragraphs (a) and (b) above encompass the total liability of Digital for termination pursuant to this Paragraph, and Digital shall be liable for no other costs, claims, damages, or expenses consequent upon such termination.

     27.4 The rights of the parties under this Condition is without prejudice to any other right of the parties under this Condition or otherwise.

28.  FORCE MAJEURE

     28.1 Neither party shall be liable to the other party for any delay in the performance of this Agreement directly caused by any event beyond its reasonable control provided such party shall have first given the other party written notice within seven days after becoming aware that such delay was likely to occur.

     28.2 For the avoidance of any doubt, the provisions of this Condition shall not affect Digital's right to terminate this Agreement under Paragraph 3 of the Condition headed "Termination".

29.  SUSPENSION OF WORK

29.1 Digital may suspend the Work at any time (Digital will notify GeoTel if the suspension is likely to be more than 3 months) and will pay to GeoTel all reasonable resulting expenses incurred by GeoTel (other than those arising from GeoTel's own default) provided that:

     a) no payment shall be made for any period of suspension, prevention or delay less than 2 consecutive working days; and,

     b) GeoTel has within 10 working days after the event giving rise to the claim, given notice in writing to Digital of its intention to make such a claim; and,

     c) GeoTel makes such claim giving details of each item claimed and the reason for such cost within 30 days after Acceptance of the Software.

30.  WORKING ON SITE

     30.1 GeoTel shall be deemed to have examined the BT site in the United Kingdom to which GeoTel may require access to perform its obligations under this Agreement and to which deliveries may be made ("the Site") and no claim from GeoTel for additional payment will be allowed on the grounds of misinterpretation of any matter relating to the Site, or which GeoTel could reasonably have satisfied itself by a visit to the premises, reference to Digital and/or BT or otherwise.

     30.2 GeoTel, if applicable, shall inform Digital and/or BT of the number of employees to be brought onto the Site, and Digital and/or BT shall, where reasonably practicable, provide:

          a) such permanent or temporary sanitary and messing facilities as Digital and/or BT considers are adequate for the number of employees; and

          b) a lockable office for the use of GeoTel and reasonable, suitable accommodation for equipment and supplier's equipment, including a lockable area for valuable stores and test equipment; and

          c) a direct exchange line and telephone instrument for GeoTel's use, but GeoTel shall pay all call charges.

     30.3 GeoTel shall not (and shall ensure that Contract Personnel shall not) use premium rate service lines or BT service lines or Digital and/or BT customer lines other than for essential test purposes or directly in connection with the performance of this Agreement, ensuring that in all such cases, by the use of charge cards 'answer no charge' lines or otherwise, no charge to any Digital and/or BT customer will arise.

      30.4 GeoTel shall, as appropriate and as mutually agreed with GeoTel and Digital, employ one or more competent representatives to supervise the carrying out of the Work on the Site whose names shall be notified to Digital and/or BT in writing.

      30.5 Digital and/or BT shall provide GeoTel with facilities for carrying out installation and commissioning of the Software on the Site and shall provide facilities to carry out the Work on Digital and/or BT premises. If Digital and/or BT envisage working out of hours then they shall inform Digital and/or BT within a reasonable timescale to enable Digital and/or BT to facilitate internal rota/overtime arrangements.

      30.6 Where the Work is to be carried out on Digital and/or BT customer premises or other non-Digital and/or BT premises, Digital and/or BT shall wherever possible provide facilities during reasonable working hours as may be applicable to each Site as are agreed between Digital and/or BT and GeoTel.

      30.7 Digital and/or BT shall allow the application of electric power to relevant parts of the Software on the Site outside the agreed working hours, provided always that:

            a) GeoTel has provided both power plant and system prompt alarms to the Software and has successfully demonstrated their operation to the satisfaction of Digital and/or BT; and,

            b) Digital and/or BT is satisfied as to the adequacy of alarms prior to giving agreement that such Software shall be left unattended; and,

            c) When a prompt alarm is generated by such Software it shall be attended by the Digital and/or BT emergency call out engineer who shall take such action as may be necessary to disconnect the power supply (following appropriate procedures) and to protect such Supplies, other equipment and the Site. Such action shall be advised to GeoTel at the earliest opportunity of action being taken, and shall be at GeoTel's risk and expense; and,

            d) GeoTel shall satisfy Digital and/or BT that the power arrangements meet any safety provisions as may be applicable to the Site.

      30.8 Any statement of satisfaction by or on behalf of Digital and/or BT shall be without prejudice to the obligations and liabilities of GeoTel.

      30.9 Digital and/or BT is responsible for preparing and maintaining a safe and suitable site. GeoTel shall notify Digital and/or BT of any potential health or safety risks that may exist on the Site. The Work may not be performed if GeoTel reasonably believes that conditions at the Site represent a safety or health risk. Where GeoTel so requires, Digital and/or BT shall accompany GeoTel's personnel while on Site for purposes connected with the Work.

      30.10 Where there is a need to dispose of magnetic media (eg. computer fixed disc storage) which is either old or faulty, the media shall be securely disposed of in accordance with the requirements of a non-disclosure agreement.

      30.11 Operational machines which are used to process Digital and/or BT data shall not be used for software code development purposes.

      30.12 A software security policy document ("the Security Policy") shall be prepared by GeoTel outlining the Software, the impact or loss associated with a possible security failure, the threats to the Software and the proposed countermeasures.

31.   DELIVERY AND REMOVAL OF THE SOFTWARE AND GEOTEL'S EQUIPMENT

      31.1 GeoTel shall remove any of its equipment and any defective Software (pursuant to the warranty, maintenance and support obligations set out in the Agreement), leaving the Site clean and in no worse condition as at the than commencement of Work, either:

            a)    immediately before submitting Software for Acceptance; or,

            b) at any time prior to Acceptance, subject to 20 days written notice from Digital.

      31.2 If GeoTel fails to remove its equipment from Site as specified above, then Digital may remove it at GeoTel's risk and expense.

32.   SECURITY

      32.1 GeoTel shall ensure that Contract Personnel conform to all security, safety and works regulations and such other local instructions, as may be notified by Digital or BT whilst on any Digital site or the Site or customer premises.

      32.2 Digital may remove from and refuse entry and re-admission to a Digital site, the Site or customer premises any person who is, in the reasonable opinion of Digital, not conforming with these requirements or not a fit person to be allowed on such locations.

      32.3 Digital and/or BT may, at its discretion, search any Contract Personnel or their vehicles, huts, lockers or equipment upon any Digital site or the Site or upon entry to and departure from the Site, any Digital site or customer premises. GeoTel shall use its best endeavours to ensure that Contract Personnel are aware of and comply with these requirements and that no Contract Personnel unwilling to comply will be employed on the Site, any Digital site or customer premises.

      32.3 GeoTel shall (and shall ensure Contract Personnel shall) access only those parts of the Site, Digital sites or customer premises strictly necessary for the purposes of this Agreement.

      32.4 GeoTel shall ensure that no Digital or BT equipment, facilities or materials are used or removed from the Site, any Digital site or customer premises without Digital's written consent and shall immediately notify Digital of any known or suspected breach of security in relation to this Agreement and give Digital full co-operation in any investigation.

      32.5 GeoTel shall implement appropriate physical and electronic security measures to safeguard any Digital or BT property it holds (whether in vehicles or otherwise) against loss or theft. Digital shall have the right to examine such arrangements and associated security procedures where necessary, and to inspect all Digital property being held by or on behalf of GeoTel, and GeoTel shall implement such additional reasonable security measures as BT and/or Digital shall require

      32.6 GeoTel shall supply on request details (name, address, date of birth) of any Contract Personnel who might have access to the Site, any Digital site or customer premises under this Agreement.

      32.7 Digital may examine any Information relating to the handling, processing, transportation and storage of information or property of or supplied by Digital and held by GeoTel under this Agreement, which Information shall be kept by GeoTel for at least one year after the termination or expiry of this Agreement

      32.8 Digital shall not be responsible for safeguarding any property or money of Contract Personnel.

33.   QUALITY

      33.1 GeoTel and Digital shall, pursuant to the Project Plan, agree in writing an appropriate quality plan to apply to this Agreement.

34.   COMPLIANCE WITH LAWS AND REGULATIONS

      34.1  GeoTel and the Software shall comply with:

            a) all applicable legislation, regulations or by-laws of a local or other authority; and any Digital site or Site regulations that may be notified to GeoTel.

35.   ASSIGNMENT AND SUBCONTRACTING

      35.1 GeoTel shall not without Digital's written consent (such consent not to be unreasonably withheld or delayed), assigned or subcontract the whole or any part of this Agreement. Any consent, if given, shall not affect GeoTel's obligations or liabilities under this Agreement.

      35.2 GeoTel shall allow Digital access to its sub - contractors, if any, for technical discussions provided that the proposed agenda for such discussions and the outcome shall be promptly notified to GeoTel. Digital will notify any changes or proposals identified during such discussions to GeoTel who will process them in accordance with this Agreement.

36.   CONTRACT PERSONNEL

      36.1 Contract Personnel shall be competent, appropriately qualified and to Digital's reasonable satisfaction.

37.   NON-NUCLEAR USE AND EXPORT CONTROL

      37.1  Non Nuclear Use

            Digital products are manufactured for standard commercial uses and are not intended to be sold or licenced for use in critical safety systems in nuclear facilities. Digital may require additional contractual safeguard for other nuclear, mass transportation, and aviation applications.

      37.2  Export Control

            GeoTel hereby warrants that the Software and Documentation are licensed for the purpose and use contemplated by this Agreement outside the United States. GeoTel and Digital shall comply with all applicable laws, including without limitation, the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States Department of Commerce and Office of Munitions Control, US Department of State concerning the exporting, importing and the re-exporting of the Software and/or Documentation. Without limiting the generality of the foregoing, Digital agrees that it should not export or re-export any Software and/or Documentation in violation of the regulations of the United States Department of Commerce or the US Export Administration Act or without the prior written consent of GeoTel which shall not be unreasonably delayed or withheld.

38.   NOTICES

      38.1 Notices required under this Agreement shall be in writing and be delivered by hand, post or facsimile transmission to the Commercial Contact of the recipient and shall be deemed to be given upon receipt (except notices sent by facsimile transmission, which shall be deemed to be given upon transmission).

39.   GENERAL

      39.1 The invalidity or unenforceability for any reason of any provision of this Agreement shall not prejudice or affect the validity or enforceability of its other provisions.

      39.2 The headings to the Conditions are for reference only and shall not affect their interpretation.

      39.3 No delay, neglect or forbearance by either party in enforcing any provision of this Agreement shall be deemed to be a waiver or in any way prejudice any rights of that party. No waiver by either party shall be effective unless made in writing or constitute a waiver of rights in relation to any subsequent breach of this Agreement.

      39.4 This Agreement governs the relationship between the parties to the exclusion of any other terms and conditions on which any quotation or tender response has been given to Digital and supersedes any terms and conditions printed on the Purchase Order(s), all conditions in the Evaluation Licence Agreement and the Development Agreement, with the exception of the payment terms and acceptance terms contained within said agreements.

      39.5 This Agreement is governed by the laws of the Commonwealth of Massachusetts. The parties will try and resolve any dispute relating to this Agreement by negotiation between senior executives of the parties. If the matter is not resolves, the parties agree to consider resolving the dispute by an Alternative Dispute Resolution ("ADR") Procedure using the service of the Centre for Dispure Resolution ("CEDR"), 3 - 5 Norwich Street London EC4A 1EJ.

      39.6 GeoTel shall not be, nor in any way represent itself as, an agent of Digital and shall have no authority to enter into any obligation on behalf of Digital or to bind Digital in any way.

      39.7 Except as expressly set out in this Agreement, no assignment of or licence under any Intellectual Property Right or trade mark or service mark (whether registered or not) is granted by this Agreement.

      39.8 The following provisions of this Agreement shall survive its termination or expiry in addition to those provisions relating to Intellectual Property and those which by their content or nature will so survive:

            Digital and/or BT Supplied Items and Property
            Warranty,
            Information,
            Confidentiality,
            Indemnity,
            Intellectual Property,
            Intellectual Property Rights Indemnification.

40.   PUBLICITY

      40.1 No publicity relating to this Agreement shall be published in any newspaper, magazine journal or any written or electronic (to include, but not be limited to the Internet) or visual media without the prior written consent of Digital and GeoTel.





Signed: /s/ John C. Thibault
        --------------------------
For and on behalf of GeoTel Communications Corporation


Name:  John C. Thibault
      ----------------------------

Title: President & CEO
       ---------------------------


Date:  November 27, 1996
      ----------------------------

Signed: /s/ Virginia Lynch
       ---------------------------
For and on behalf of Digital Equipment Co. Limited

Name:  Virginia Lynch
      ----------------------------

Title: Commercial Group Manager
      ----------------------------

Date:  1st December, 1996
      ----------------------------

                                   APPENDIX 1
                THE WORK AND THE CUSTOMER SPECIFICATION DOCUMENT


1.1  DESCRIPTION OF THE WORK


      i) The design, manufacture, delivery, integration, Acceptance, maintenance and support, Telemarketing Near Real Time Control and Reports" requirement as detailed in the Customer Specification Document, version:1 dated: 4 October 1996; and


     ii) Training to be as agreed between the parties as may be required and mutually agreed upon based on pricing defined in Appendix 2.


1.2  DIMENSIONING


     Table 6.1 in Section 6.1 of the Customer Specification Document lists the requirements with regard to capacity for the actual system ordered by Digital. GeoTel has stated full compliance to these requirements and shall make good at its own expense any shortfall in the Software has against the parameters in Table 6.1 referenced above.


1.3  REGULATORY


     The network interface to the Customer Call Centres on the network side of the ACD interface is likely to be a regulatory interface and will be published by Digital.


1.4  SECURITY


     Security shall be in accordance with and subject to Section 8 of the Customer Specification Document.


1.5  CE MARKETING


     For the avoidance of any doubt, the C7 cards to be delivered under this Agreement shall be fully CE compliant with EMC Directive 89/336/EEC, EN 55022 1994, Class B EN 50082-1 1992 at no charge to Digital or BT.

                                   APPENDIX 2
                      DIGITAL PRICE LIST AND PAYMENT TERMS

1. BASE PRICES*

BASE PRICING              SMALL (BT-S)    MEDIUM (BT-M)    LARGE (BT-L)
Customers
ACD's
Calls per second
Training allowance           *              *               *
Support
Price

UPGRADE PRICING

Small to Medium (BT-SM)
Medium to Large (BT-ML)                     *
Small to Large (BT-SL)


INCREMENTAL PRICING FROM ANY BASE

Per extra customer (BT-CUST)                *
Per extra ACD (BT-ACD)

ADDITIONAL FEATURES

                          Small          Medium          Large
PostRouting (BT-PR)
Database Routing (BT-DR)    *               *              *

SUPPORT

BT-Direct Support
  More than 20 customers
  Initial on-site support (AE & SE)         *
Digital Support/BT Pass Through
  First year
  Second year
  Third year                                *
On-site BT central site installation
Other on-site support



*   Confidential Information omitted and filed separately with the Commission.

APPENDIX 2
DIGITAL PRICE LIST AND PAYMENT TERMS - CONT'D

OTHER EXTRAS


Additional model system: VV&T, Operations, Training

        Base system equivalent to
        existing model                                          *
        NIC cards                                               *

Extra switch support - full functionality per vendor
        Requires loan of switch and vendor support              *

DOCUMENTATION

        Turnkey without rights to electronics form              *
        Turnkey with rights to electronics form                 *
        Printing fee                                            *
Management
        Grid management tool                                    *
Training in Littleton for BT personnel
        Supervisor course                                       *
        System manager course                                   *
        System administrator course                             *
        3-month apprenticeship for System Engineers             *
        6-month apprenticeship for Application Engineers        *
Network
        Extra query for presentation CLI                        *

2. The following features have been ordered for this
   Agreement:
System configuration BT-S                                       $7,504,104
Documentation, turnkey without electronic rights                *
Grid management tool                                            *
Total                                                           *

The price (without exclusivity) of this Agreement is
calculated as follows:
        Above total                                             $7,779,104
        Prior payment                                           ($500,000)
                                                                ----------
        Price (without exclusivity)                             $7,279,104

3. The Price shall be paid, subject to GeoTel's satisfactory performance of its obligations under this Agreement in accordance with the following staged payment plan:

        % payable amount
        Date of signature of this Agreement     *
        Hardware acceptance                     *
        Software acceptance                     *
        System acceptance                       *
        Ready for Service                       *




*   Confidential Information omitted and filed separately with the Commission.

4. For the period expiring on the date of successful certification by IVV&T as being ready for operational readiness testing (as defined in the Customer Specification Document) it is agreed that Digital shall be entitled to withhold payment of the sum of $* from the Price. Upon such successful certification, payment will be made in accordance with this Agreement. In the event that such satisfactory performance is not achieved within a timescale stipulated by Digital, then Digital shall be in entitled to terminate this Agreement. These provisions shall be without prejudice to Digital's other rights and remedies.



5. Digital shall pay GeoTel's properly submitted and valid invoices within 30 days of receipt.



6.      Exclusively Pricing

                A.      1997    *
                B.      1998    *
                C.      1999    *





*   Confidential Information omitted and filed separately with the Commission.

                                   APPENDIX 3
                                       THE
                                  PROJECT PLAN





This Agreement shall be performed in accordance with the Project Plan and it is agreed between the parties that, pursuant to the Project Plan, the following dates are key to the performance of this Agreement:



16 December 1996        -      availability of Release 1 of the Software (as
                               defined in the Customer Specification Document and/or with feature content to be agreed between the parties within 30 days of the Agreement Date)



30 June 1997            -      availability of Release 2 of the Software (as
                               defined in the Customer Specification Document)



30 July 1997            -      availability to BT of the fully Accepted and
                               compliant Release of the Software which enables
                               BT to provide services.

                                   APPENDIX 4
                             SUPPORT AND MAINTENANCE


It is acknowledged and agreed between the parties that support and maintenance has, as at the Agreement Date, yet to be agreed. In view of this, the parties agree that the finalised details will be agreed within 60 days from such date and incorporated into this Agreement at this Appendix. Such exercise will consider the applicability of the including Section 5 of the BT Requirements Document and in any event will be in respect of maintenance and support being provided on the then prevailing current release and the release immediately previous to the then current. In no case will the support extend beyond what is defined in the GeoTel Customer Support policy or the Customer Specification Document unless mutually agreed.

                                   APPENDIX 5
                                  DOCUMENTATION

Final specification of the turnkey documentation (to be supplied to Digital as set out in the Customer Specification Document Section 3.2 - Documentation and Helpscreens) will be completed prior to the Documentation production activity identified in the Project Plan as item 138 commencing on 3/2/1997

                                   APPENDIX 6
                         POTENTIAL EXCLUSIVITY AGREEMENT

EXCLUSIVITY



1. As part of BT's requirements and plans in relation to this project, BT intends to enter into an exclusive agreement with Digital (or GeoTel) on the following basis:



   i) with the exception of MCI and Rockwell Switching Systems, grant BT exclusive market rights to the United Kingdom for the GeoTel Intelligent Call Routing Product.



2. The term of this exclusive period shall be for the calendar year of 1997, with an option with further options to extend for 1998, 1999.



3. BT shall advise Digital of their intention for exclusivity for subsequent years (1997) no later than 30 June of the preceding year.



4. Subsequent to the first year exclusivity, BT are required to be committed to maintenance support at the beginning of each year to be eligible for this exclusivity option.



5. Subsequent to the first year, BT reserves the right to enter into 6 monthly exclusivity periods. Pricing/fees for such 6 monthly periods shall be a pro rata proportion of the amounts set out in Appendix 2.



6. Payment for exclusivity shall be invoiced quarterly in advance (first day of each quarter).



7. The pricing/fees for exclusivity are identified in Appendix 2.



8. BT is currently evaluating the viability of proceeding on a non-exclusive basis or an exclusive basis and shall have the option to enter into an exclusive arrangement until 01 December 1996.



9. The parties recognise that entering into an exclusive arrangement will require notification to competition and regulatory authorities and will co-operate in submitting these notifications jointly.



7. Should the exclusive arrangement be prevent by the regulatory authorities, then BT reserves the right to continue on a non-exclusive basis or to terminate the non-exclusive and exclusive arrangements if it is not viable for BT to continue on a non-exclusive basis. On cancellation of exclusivity, Digital shall pay a proportional amount for exclusivity enjoyed until the termination.



8. Should the exclusive arrangement be terminated as detailed above after Acceptance by BT, then any fees paid or owed for a) exclusivity and b) the Software are due and payable or non-refundable as appropriate.